                                  EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Atrix Laboratories, Inc. on Post-Effective Amendment No. 1 to Form S-3 of our report dated January 24, 1997, appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado

February 5, 1998